Exhibit 99.1

AMWELL® ANNOUNCES RESULTS FOR FIRST QUARTER 2026

BOSTON, May 5, 2026 –Amwell® (NYSE: AMWL), a leading provider of a comprehensive SaaS-based technology-enabled healthcare platform, today announced financial results for the first quarter ended Mar. 31, 2026.

“Entering 2026, Amwell’s main focus was to consolidate our platform to fulfill the unmet needs of our Payer and Provider customers. The Technology-Enabled Care infrastructure we have developed to fill that gap in the market continues to gain traction as customers recognize its clear advantages: lower costs, better outcomes, stronger market share and an increased level of control and agility. Our platform is performing well and built to leverage the latest AI-powered innovations, positioning it as essential infrastructure for tech-enabled care delivery,” said Dr. Ido Schoenberg, Chairman and CEO of Amwell. “We are seeing powerful validation of the platform with significant pipeline growth and a number of meaningful renewals. With this momentum and the favorable regulatory tailwinds, Amwell is well-positioned for continued strong execution this year and to reach our goal of positive cash flow from operations in the fourth quarter.”

Amwell First Quarter 2026 Highlights:

•
Recorded Total Revenue of $54.9 million exceeding the previously provided financial guidance for Q1
o
Achieved subscription revenue of $24.9 million
o
Recorded Amwell Medical Group (“AMG”) visit revenue of $28.9 million
•
Reported gross margin of 51%
•
Net loss was ($10.3) million, compared to ($25.2) million in fourth quarter of 2025, continuously moving from quarter to quarter in a favorable trajectory
•
Adjusted EBITDA of ($3.1) million compared to ($10.3) million in the fourth quarter of 2025
•
Total visits were 1.1 million.

Financial Outlook

The company reaffirmed its 2026 revenue and AMG visits guidance and updated its Adjusted EBITDA outlook:

•
Revenue in the range of $195 to $205 million
•
AMG visits between 1.32 and 1.37 million
•
Adjusted EBITDA in the range of between ($16) million to ($12) million.

The company also provided financial guidance for Q2 2026 Revenue and adjusted EBITDA:

•
Q2 revenue in the range of $48- $52 million
•
Q2 adjusted EBITDA in the range of ($4) – ($2) million.

The Company also reiterated its objective to achieve positive cash flow from operations in the fourth quarter of 2026.

Amwell will host a conference call to discuss its financial results today at 5 p.m. ET. The call can be accessed via a live audio webcast at https://edge.media-server.com/mmc/p/b826q95x/. A webcast replay will be available for approximately 90 days at investors.amwell.com.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

About Amwell

Amwell offers payers and health systems a single, comprehensive, technology-enabled care platform. We use technology to provide patients with better access to more convenient, affordable and effective care. The Amwell platform includes software and services that power many clinical programs from Amwell and our growing number of partners. Our platform allows patients to experience unified, personalized and simple access to diversified clinical programs across the care continuum. As more people seek care online and more clinical programs become available, we offer integrated, future-ready, consistent solutions. The Amwell platform is proven, operating at a large scale, enabling care for millions of patients and their sponsors while delivering dependable outcomes. For almost two decades, Amwell has proudly served some of the largest and most sophisticated healthcare organizations in the U.S. . For more information, visit business.amwell.com or LinkedIn.

©2026American Well Corporation. All rights reserved. Amwell®, SilverCloud®, Amwell PlatformTM, Amwell Converge ®, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to successfully transition our clients to our current platform without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond July 2026 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; our ability to commence and complete and strategic transformation initiatives and the impact of such initiatives; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media: Press@amwell.com

Investors:

Asher Dewhurst

amwell@icrhealthcare.com

AMERICAN WELL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$179,207	$182,328
Restricted cash	795	$-
Accounts receivable ($819 and $955, from related parties and net of allowances of $10,992 and $9,463, respectively)	57,092	49,693
Inventories	1,148	1,187
Deferred contract acquisition costs	2,679	2,660
Prepaid expenses and other current assets	18,129	10,813
Total current assets	259,050	246,681
Restricted cash	—	795
Property and equipment, net	178	225
Intangible assets, net	61,088	66,073
Operating lease right-of-use asset	—	3,930
Deferred contract acquisition costs, net of current portion	4,160	4,459
Other assets	1,491	1,624
Total assets	$325,967	$323,787
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,389	$1,649
Accrued expenses and other current liabilities	48,762	45,308
Operating lease liability, current	3,962	3,632
Deferred revenue ($65 and $113 from related parties, respectively)	29,660	22,625
Total current liabilities	83,773	73,214
Other long-term liabilities	1,058	1,075
Operating lease liability, net of current portion	—	892
Deferred revenue, net of current portion	1,014	818
Total liabilities	85,845	75,999
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of March 31, 2026 and as of December 31, 2025	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 15,011,477 and 14,782,788 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 1,369,518 shares issued and outstanding; 200,000,000 Class C shares authorized 277,777 issued and outstanding as of March 31, 2026 and as of December 31, 2025	167	165
Additional paid-in capital	2,311,750	2,309,145
Accumulated other comprehensive income (loss)	(12,071)	(12,099)
Accumulated deficit	(2,072,514)	(2,061,628)
Total American Well Corporation stockholders’ equity	227,332	235,583
Non-controlling interest	12,790	12,205
Total stockholders’ equity	240,122	247,788
Total liabilities and stockholders’ equity	$325,967	$323,787

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue
($580 and $432 from related parties, respectively)	$54,883	$66,833
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	26,919	31,574
Research and development	12,379	22,102
Sales and marketing	7,745	12,576
General and administrative	17,701	23,192
Depreciation and amortization expense	7,563	7,800
Total costs and operating expenses	72,307	97,244
Loss from operations	(17,424)	(30,411)
Interest income and other income (expense), net	313	2,688
Net gain on divestiture	7,027	10,713
Loss before expense from income taxes and loss from equity method investment	(10,084)	(17,010)
Income tax expense	(217)	(568)
Loss from equity method investment	—	(778)
Net loss	(10,301)	(18,356)
Net income attributable to non-controlling interest	585	348
Net loss attributable to American Well Corporation	$(10,886)	$(18,704)
Net loss per share attributable to common stockholders, basic and diluted	$(0.66)	$(1.19)
Weighted-average common shares outstanding, basic and diluted	16,589,671	15,672,373
Net loss	$(10,301)	$(18,356)
Other comprehensive income (loss), net of tax:
Foreign currency translation	28	(343)
Comprehensive loss	(10,273)	(18,699)
Less: Comprehensive income attributable to non-controlling interest	585	348
Comprehensive loss attributable to American Well Corporation	$(10,858)	$(19,047)

AMERICAN WELL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(10,301)	$(18,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment on right of use asset	3,424	—
Depreciation and amortization expense	7,593	7,801
Provisions for credit losses	2,167	(204)
Amortization of deferred contract acquisition costs	647	644
Amortization of deferred contract fulfillment costs	65	218
Inventory provisions	—	125
Net gain on divestiture	(7,027)	(10,713)
Stock-based compensation expense	2,304	7,339
Loss on equity method investment	—	778
Deferred income taxes	(16)	(6)
Changes in operating assets and liabilities:
Accounts receivable	(9,599)	(7,274)
Inventories	39	328
Deferred contract acquisition costs	(389)	(675)
Prepaid expenses and other current assets	(356)	(786)
Other assets	99	(302)
Accounts payable	(261)	1,428
Accrued expenses and other current liabilities	3,367	(8,978)
Deferred revenue	7,261	3,525
Net cash used in operating activities	(983)	(25,108)
Cash flows from investing activities:
Purchases of property and equipment	(5)	(9)
Capitalized software development costs	(2,781)	—
Purchases of investments	—	(1,000)
Proceeds from divestiture, net of cash divested	—	20,400
Net cash provided by (used in) investing activities	(2,786)	19,391
Cash flows from financing activities:
Proceeds from employee stock purchase plan	303	544
Payments for the purchase of treasury stock	—	(1)
Net cash provided by financing activities	303	543
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	345	(731)
Net decrease in cash, cash equivalents, and restricted cash	(3,121)	(5,905)
Cash, cash equivalents, and restricted cash at beginning of period	183,123	229,111
Cash, cash equivalents, and restricted cash at end of period	$180,002	$223,206
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	179,207	222,411
Restricted cash	795	795
Total cash, cash equivalents, and restricted cash at end of period	$180,002	$223,206
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$223	$827

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) gain on divestiture, (v) stock-based compensation expense and (vi) severance and strategic transformation costs.

We believe adjusted EBITDA is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three months ended March 31, 2026 and 2025 and the three months ended December 31, 2025:

	Three Months Ended March 31,		Three Months Ended December 31, 2025
(in thousands)	2026	2025
Net loss	$ (10,301)	$ (18,356)	$ (25,169)
Add:
Depreciation and amortization	7,563	7,800	8,494
Interest income and other income (expense), net	(313)	(2,688)	368
Net gain on divestiture(2)	(7,027)	(10,713)	79
Income tax expense	217	568	(626)
Stock-based compensation	2,304	7,686	4,555
Severance and strategic transformation costs(1)	4,477	3,465	2,004
Adjusted EBITDA	$ (3,080)	$ (12,238)	$ (10,295)

(1)
Severance and strategic transformation costs include expenses associated with the termination of employees and expenses (including abandonment of our corporate headquarters) that focus on transforming the strategy of the Company’s sales and growth organization as well as our overall cost structure.
(2)
Gain on divestiture is related to the gain recognized on the sale of our APC business.